Exhibit 10.5
TERMINATION AGREEMENT
     This termination agreement (“Termination Agreement”) terminating the Employment Agreement to by and between Cinemark, Inc. (the “Company”) and Tandy Mitchell (“Mitchell”) (each, a “Party” and together, the “Parties”) is dated June 16, 2008.
RECITALS
     WHEREAS, the Company and Mitchell entered into that certain Employment Agreement dated March 12, 2004 (the “Employment Agreement”);
     WHEREAS, Mitchell wishes to voluntarily resign from her position as an Executive Vice President and Assistant Secretary of the Company and all of its parents and subsidiaries and terminate the Employment Agreement with the Company;
     WHEREAS, Mitchell and the Company deem it to be in the best interest of the Parties to mutually terminate the Employment Agreement as of the date above written; and
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations of the Parties contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree as follows:
AGREEMENT
1.	Mitchell hereby resigns as an Executive Vice President and Assistant Secretary of the Company and all of its parents and subsidiaries.
2.	Mitchell hereby and the Company hereby agree that the Employment Agreement is terminated as of the date hereof and Mitchell hereby agrees to relinquish any rights under the Employment Agreement.
3.	Upon execution of this Termination Agreement, the Parties agree that the Employment Agreement has no further force or effect.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

CINEMARK USA, INC.
By:	/s/ Michael Cavalier
Michael Cavalier
Senior Vice President-General Counsel

TANDY MITCHELL /s/ Tandy Mitchell Tandy Mitchell